Exhibit 23.1

                         Consent of Independent Auditors

Board of Directors
The MIIX Group, Incorporated

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the amended and restated 1998 Long Term Incentive Equity Plan of The MIIX Group, Incorporated (the Company), of our report dated March 21, 2003, with respect to the consolidated financial statements and schedules of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                              ERNST & YOUNG LLP

New York, New York
March 21, 2003